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                                                                   Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Form S-3 of Tera Computer Company of the reports of Deloitte & Touche LLP dated January 30, 1996 appearing in the Annual Report on Form 10-KSB of Tera Computer Company for the year ended December 31, 1995, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Seattle, Washington

December 5, 1996